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                                                                     EXHIBIT 1-3


                           COMMONWEALTH EDISON COMPANY


                           CUMULATIVE PREFERENCE STOCK
                               (WITHOUT PAR VALUE)


                         FORM OF UNDERWRITING AGREEMENT

                                                              _________ __, 200_

To the Representatives named in
Schedule I hereto of the Underwriters
named in Schedule II hereto

Dear Sirs:

         1. Introductory. Commonwealth Edison Company, an Illinois corporation (the "Company"), proposes to issue and sell from time to time up to ______________ shares of its cumulative preference stock, without par value (the "Shares"). The Company proposes to sell to the underwriters named in Schedule II hereto (the "Underwriters") for whom you are acting as Representative or Representatives (the "Representatives") the number of Shares and with the terms specified in Schedule I hereto (the "Purchased Shares").

         2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriters that:

                  (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (Registration No. 333-_____) relating to its debt securities, first mortgage bonds, trust preferred securities and cumulative preference stock which include the Purchased Shares, (the "Securities"), and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "Act"), and has filed such amendments thereto as may have been required to the date hereof. Such registration statement, as so amended, has been declared effective by the Commission. Such registration statement and the prospectus relating to the sale of the Securities by the Company constituting a part thereof, including all documents incorporated therein by reference, as from time to time amended or supplemented pursuant to the Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are referred to herein as the "Registration Statement," and the prospectus relating to the Securities, including all documents incorporated therein by reference, as from time to time amended or supplemented pursuant to the Act or the Exchange Act, is referred to herein as the "Prospectus"; provided, however, that a supplement to the Prospectus relating to an offering of Securities, other than the Purchased Shares, shall be deemed to have supplemented the Prospectus only with respect to the offering of the other Securities to which it relates. All documents filed by the Company with the Commission pursuant to the Exchange Act and incorporated by reference in the Registration Statement or the Prospectus, as aforesaid, are hereinafter referred to as the "Incorporated Documents."




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                  (b) The Registration Statement and the Prospectus, at the time the Registration Statement became effective complied, as of the date hereof comply and as of the Closing Date (as hereinafter defined) will comply, in all material respects with the applicable requirements of the Act and the Exchange Act, and the rules and regulations of the Commission under such Acts; the Incorporated Documents, as of their respective dates of filing with the Commission, complied and will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; the Registration Statement and any amendment thereof (including the filing of any annual report on Form 10-K), at the time it became effective, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus, at the time the Registration Statement became effective did not, as of the date hereof does not and as of the Closing Date will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this
Section 1(b) shall not apply to (i) that part of the Registration Statement which constitutes the Statements of Eligibility and Qualification (Forms T-1 and T-2) under the Trust Indenture Act of 1939, as amended or (ii) statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter expressly for use in the Registration Statement or the Prospectus.

                  (c) PricewaterhouseCoopers LLP, the accountants who certified certain of the financial statements included or incorporated by reference in the Prospectus, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.

                  (d) The financial statements included or incorporated by reference in the Prospectus present fairly in all material respects the financial position, results of operations and cash flows of the Company at the respective dates and for the respective periods specified and, except as otherwise stated in the Prospectus, such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved. The Company has no material contingent obligation which is not disclosed in the Prospectus.

                  (e) Except as set forth in or contemplated by the Prospectus, no material transaction has been entered into by the Company otherwise than in the ordinary course of business and no materially adverse change has occurred in the condition, financial or otherwise, of the Company, in each case since the respective dates as of which information is given in the Prospectus.

                  (f) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Illinois with corporate power and authority to own its properties and conduct its business as described in the Prospectus.

                  (g) Each significant subsidiary of the Company, as defined in Rule 1-02 of Regulation S-X of the Commission ("Significant Subsidiary"), has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its






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incorporation; all of the issued and outstanding capital stock of each
Significant Subsidiary has been duly and validly issued and is fully paid and non-assessable; and all of the capital stock of each Significant Subsidiary is owned by the Company free and clear of any pledge, lien, encumbrance, claim or equity.

                  (h) Neither the Company nor any Significant Subsidiary is in violation of its articles or certificate of incorporation, or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any mortgage or any material contract, lease, note or other instrument to which it is a party or by which it may be bound, or materially in violation of any law, administrative regulation or administrative, arbitration or court order to which it is subject or bound, except in each case to such extent as may be set forth in the Prospectus; and the execution and delivery of this Agreement, the incurrence of the obligations herein set forth and the consummation of the transactions herein contemplated will not conflict with or constitute a breach of, or default under, the articles of incorporation or by-laws of the Company or any mortgage, contract, lease, note or other instrument to which the Company or any Significant Subsidiary is a party or by which it or any Significant Subsidiary may be bound, or any law, administrative regulation or administrative, arbitration or court order to which it is subject or bound.

                  (i) The Company has filed with the Illinois Commerce Commission ("ICC") a petition with respect to the issuance and sale of the Securities and the ICC has issued its order authorizing and approving such issuance and sale. No consent of or approval by any other public board or body or administrative agency, federal or state, is necessary to authorize the issuance and sale of the Purchased Shares, except as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Purchased Shares by the Underwriters in the manner contemplated herein and in the Prospectus.

                  (j) There is no pending or threatened suit or proceeding before any court or governmental agency, authority or body or any arbitration involving the Company or any of its significant subsidiaries required to be disclosed in the Prospectus which is not adequately disclosed in the Prospectus.

                  (k) This Agreement has been duly authorized, executed and delivered by the Company.

                  (l) The franchise granted to the Company by the City Council of the City of Chicago under an ordinance effective January 1, 1992, is valid and subsisting and duly authorizes the Company to engage in the electric utility business conducted by it in such City. The several franchises of the Company outside the City of Chicago are valid and subsisting and authorize the Company to carry on its utility business in the several communities, capable of granting franchises, located in the territory served by the Company outside the City of Chicago (with immaterial exceptions).

                  (m) The Company has good and sufficient title to all property described or referred to in the Company's Mortgage dated July 1, 1923, as amended and supplemented (the "Mortgage") and purported to be conveyed thereby, subject only to the lien of the Mortgage and permitted liens as therein defined (except as to property released from the lien of the Mortgage in





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connection with the sale or other disposition thereof, and certain other exceptions which are not material in the aggregate).

                  (n) Except for changes contemplated by the Prospectus, the authorized and outstanding capital stock of the Company is as set forth in the Prospectus.

                  Any certificate signed by any officer of the Company and delivered to you or to counsel for the Underwriters in connection with the offering of the Purchased Shares shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

         3. Purchase, Offering and Delivery -- Closing Date. Subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company at the purchase price set forth in Schedule I hereto, the number of Purchased Shares set forth opposite each Underwriter's name in
Schedule II hereto. It is understood that the Underwriters propose to offer the Purchased Shares for sale to the public as set forth in the Prospectus Supplement, as hereinafter defined, relating to the Purchased Shares. The time and date of delivery and payment shall be the time and date specified in
Schedule I hereto; provided, however, that such time or date may be accelerated or extended by agreement between the Company and the Representatives or as provided in Section 9 hereof. The time and date of such delivery and payment are herein sometimes referred to as the "Closing Date." Delivery of the Purchased Shares shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company. Delivery of the Purchased Shares shall be made through the facilities of The Depository Trust Company

         4. Agreements. The Company agrees with the several Underwriters that:

                  (a) Promptly following the execution of this Agreement, the Company will cause the Prospectus, including as part thereof a prospectus supplement relating to the Purchased Shares (the "Prospectus Supplement"), to be filed with the Commission pursuant to Rule 424 under the Act and the Company will promptly advise the Representatives when such filing has been made. Prior to such filing, the Company will cooperate with the Representatives in the preparation of the Prospectus Supplement to assure that the Representatives have no reasonable objection to the form or content thereof when filed.

                  (b) The Company will promptly advise the Representatives (i) when any amendment to the Registration Statement shall have become effective,
(ii) of any request by the Commission for any amendment of the Registration Statement or amendment or supplement to the Prospectus or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Purchased Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will not file any amendment to the Registration Statement or amendment or






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supplement to the Prospectus unless the Company has furnished the
Representatives a copy for their review prior to filing and will not file any such proposed amendment or supplement without the consent of the Representatives, which consent shall not be unreasonably withheld. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

                  (c) If, at any time when a prospectus relating to the Purchased Shares is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Registration Statement or the Prospectus to comply with the Act or the Exchange Act or the rules and regulations of the Commission under such Acts, the Company promptly will prepare and file with the Commission, subject to paragraph (b) of this Section 4, an amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance.

                  (d) The Company will furnish without charge to (i) each of the Representatives and counsel for the Underwriters a signed copy of the Registration Statement (but without exhibits incorporated by reference), as originally filed, all amendments thereto filed prior to the Closing Date and all Incorporated Documents (including exhibits, other than exhibits incorporated by reference), (ii) each other Underwriter a conformed copy of the Registration Statement (but without exhibits), as originally filed, all amendments thereto (but without exhibits) and all Incorporated Documents (but without exhibits other than the Company's latest Annual Report to shareholders) and (iii) each Underwriter as many copies of the Prospectus, the Prospectus Supplement thereto and, so long as delivery of a prospectus or supplement thereto by an Underwriter or dealer may be required under the Act, any amendments thereof and supplements thereto (but without Incorporated Documents or exhibits), as soon as available and in such quantities as the Representatives may reasonably request.

                  (e) The Company will arrange, if necessary, for the qualification of the Purchased Shares for sale under the laws of such jurisdictions within the United States as the Representatives may designate and will maintain such qualification in effect so long as required for the sale of the Purchased Shares, provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or take any action that would subject it to service of process in suits (other than those arising out of the offering or sale of the Purchased Shares) in any jurisdiction where it is not now so subject. The Company will promptly advise the Representatives of the receipt by the Company of any notification with respect to the qualification of the Purchased Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

                  (f) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation of the Prospectus and the issuance of the Purchased Shares; (ii) the preparation, printing or reproduction of the Prospectus and each amendment or supplement thereto; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Prospectus, and all amendments or supplements to it, as may, be reasonably requested for use in connection with the





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offering and sale of the Purchased Shares; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Purchased Shares, including any stamp or transfer taxes in connection with the original issuance and sale of the Purchased Shares; (v) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Purchased Shares; (vi) any registration or qualification of the Purchased Shares for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Purchased Shares; (viii) the fees and expenses of the Company's accountants and counsel (including local and special counsel); (ix) the fees and expenses of any rating agencies rating the Purchased Shares and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

                  (g) The Company will, if requested by the Representatives, use its best efforts to cause the Purchased Shares to be listed on the New York Stock Exchange.

                  (h) During the period beginning from the date of this Agreement and continuing to and including the later of (i) the termination of trading restrictions on the Purchased Shares, as notified to the Company by the Representatives, and (ii) the Closing Date, the Company will not offer, sell, contract to sell or otherwise dispose of any Shares which are substantially similar to the Purchased Shares, without the prior written consent of the Representatives; provided, however, that in no event shall the foregoing period extend more than fifteen calendar days from the date of this Agreement.

                  5. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase and pay for the Purchased Shares shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

                  (a) No stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for that purpose shall then be pending before, or threatened by, the Commission.

                  (b) The Company shall have furnished to the Representatives the opinion of Sidley Austin Brown & Wood, counsel for the Company, dated the Closing Date and addressed to the Representatives, in form and substance satisfactory to each of the Representatives and their counsel.

                  (c) The Representatives shall have received from Winston & Strawn, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Purchased Shares, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably require, and the Company shall have





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furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                  (d) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Treasurer or Assistant Treasurer of the Company, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Prospectus, any amendment or supplement to the Prospectus and this Agreement and that:

                           (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

                           (ii) since the date of the most recent financial statements included in the Prospectus (exclusive of any amendment or supplement thereto), there has been no material adverse change in the financial condition, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Prospectus (exclusive of any amendment or supplement thereto); and

                           (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or, to his or her knowledge, threatened by the Commission.

                  (e) On the date hereof and on the Closing Date, the Company shall have requested and caused PricewaterhouseCoopers LLP to furnish to the Representatives letters, dated respectively the date hereof and the Closing Date, in form and substance satisfactory to the Representatives.

                  (f) Subsequent to the date of this Agreement, or, if earlier, the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been (i) any change or decrease specified in the letter referred to in paragraph (e) of this Section 5 or (ii) any change, or any development involving a prospective change, in or affecting the financial condition, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the public offering or delivery of the Purchased Shares as contemplated by the Prospectus (exclusive of any amendment or supplement thereto).

                  (g) Subsequent to the date of this Agreement, no downgrading shall have occurred in the rating assigned the Company's debt securities or cumulative preference stock by any "nationally recognized statistical rating agency", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act.





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                  (h) Prior to the Closing Date, the Company shall have
furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

                  If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions or certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and their counsel, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

                  The documents required to be delivered by this Section 5 will be delivered at the office of counsel for the Company, at Sidley Austin Brown & Wood, 10 South Dearborn Street, Suite 5500, Chicago, Illinois 60603, on the Closing Date.

                  6. Conditions of Company's Obligation. The obligation of the Company to deliver the Purchased Shares upon payment therefor shall be subject to the following conditions:

                  On the Closing Date, the order of the ICC referred to in subparagraph (i) of Section 2 hereof shall be in full force and effect substantially in the form in which originally entered; and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for that purpose shall then be pending before, or threatened by, the Commission.

                  In case any of the conditions specified above in this Section 6 shall not have been fulfilled, this Agreement may be terminated by the Company by delivering written notice of termination to the Representatives. Any such termination shall be without liability of any party to any other party except to the extent provided in Sections 7 and 8 hereof.

                  7. Reimbursement of Underwriters' Expenses. If the sale of the Purchased Shares provided for herein is not consummated because any condition to the obligations of the Underwriters or the Company set forth in Section 5 and
Section 6 hereof, respectively, is not satisfied because of any termination pursuant to Section 10 hereof, or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provisions hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Purchased Shares.

                  8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue





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statement or alleged untrue statement of a material fact contained in the
Registration Statement as originally filed or in any amendment thereof, or in any preliminary prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein; provided, further, that the foregoing indemnity with respect to any untrue statement contained in or omission from any preliminary prospectus shall not inure to the benefit of any Underwriter (or any of the directors, officers, employees and agents of such Underwriter or any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased any of the Purchased Shares which are the subject thereof if such person did not receive a copy of the Prospectus (or the Prospectus as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto), excluding the Incorporated Documents, at or prior to the confirmation of the sale of such Purchased Shares to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in such preliminary prospectus was corrected in the Prospectus (or the Prospectus as so amended or supplemented if the Company shall have furnished any amendments or supplements thereto), and it is finally judicially determined that such delivery was required to be made under the Act and was not so made. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                  (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company and each of its directors, officers, employees and agents, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in ____________________________ constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the Registration Statement, any preliminary prospectus or the Prospectus (or in any amendment or supplement thereto).

                  (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event,






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relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

                  (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is for any reason held to be unenforceable by an indemnified party although applicable in accordance with its terms, the Company and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Purchased Shares; provided, however, that in no case shall any Underwriters (except as may be provided in any agreement among the Underwriters relating to the offering of the Purchased Shares) be responsible for any amount in excess of the purchase discount or commission applicable to the Purchased Shares purchased by such Underwriters hereunder; provided, further, that each Underwriter's obligation to contribute to Losses hereunder shall be several and not joint. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total purchase discounts and commissions in each case set forth on the cover of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriters shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each officer, director, employee or agent of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

                  9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Purchased Shares agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the number of Purchased Shares set forth opposite their names in Schedule II hereto bears to the aggregate number of Purchased Shares set forth opposite the names of all the remaining Underwriters) the Purchased Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase, provided, however, that in the event that the aggregate number of Purchased Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate number of the Purchased Shares set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Purchased Shares, and if such nondefaulting Underwriters do not purchase all the Purchased Shares, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five business days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus Supplement or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company or any nondefaulting Underwriter for damages occasioned by its default hereunder.

                  10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Purchased Shares, if at any time after the date hereof and prior to the delivery of and payment for the Purchased Shares (i) trading in Exelon Corporation's common stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange; (ii) a banking moratorium shall have been declared either by federal or New York State authorities; or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of the Purchased Shares as contemplated by the Prospectus.

                  11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Purchased Shares. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

                  12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to them at the address specified in Schedule I hereto, or, if sent to the Company, will be mailed, delivered or telefaxed to Exelon Corporation, 10 South Dearborn Street, 37th Floor, P.O. Box 805379, Chicago, Illinois 60680-5379, Attention: Vice President and Treasurer (fax no.:
(312) 394-5440) and confirmed to the General Counsel of Exelon Corporation (fax no.: (312) 394-2900).

                  13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the officers and directors and controlling persons referred to in
Section 8 hereof, and no other person will have any right or obligation hereunder. The term "successors and assigns" as used in this Agreement shall not include any purchaser, as such purchaser, of any of the Purchased Shares from any of the Underwriters.

                  14. Representation of the Underwriters. The Representatives represent and warrant to the Company that they are authorized to act as the representatives of the Underwriters in connection with this financing, and the Representatives' execution and delivery of this Agreement and any action under this Agreement taken by such Representatives will be binding upon all Underwriters.

                  15. Interpretation When No Representatives. In the event no Underwriters are named in Schedule II hereto, the term "Underwriters" shall be deemed for all purposes of this Agreement to be the Representative or Representatives named as such in Schedule I hereto, the principal amount of the Purchased Shares to be purchased by any such Underwriter shall be that set opposite its name in Schedule I hereto and all references to the "Underwriters" shall be deemed to be the Representative or Representatives named in Schedule I hereto.

                  16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

                  17. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement between the Company and each of the several Underwriters.

                                            Very truly yours,

                                            COMMONWEALTH EDISON COMPANY



                                            By:
                                               --------------------------------
                                                Name:
                                                Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

[                      ]
 ----------------------



By:
   ---------------------------------
    Name:
    Title:


For themselves and the other several
Underwriters named in Schedule II
hereto.

                                   SCHEDULE I

REPRESENTATIVES:


PURCHASE PRICE AND DESCRIPTION OF PURCHASED SHARES:

         AGGREGATE NUMBER OF PURCHASED SHARES:



         PURCHASE PRICE:



         DIVIDEND RATE:



         INITIAL PUBLIC OFFER-
             ING PRICE:



         DEALER DISCOUNT:



         REALLOWANCE TO DEALERS:



REDEMPTION PROVISIONS:



SINKING FUND PROVISIONS:



LIQUIDATION PRICES PER SHARE:

         VOLUNTARY:



         INVOLUNTARY:

OTHER PROVISIONS:

         TIME AND DATE OF DELIVERY AND PAYMENT:

                  TIME AND DATE ---


         PLACE OF DELIVERY AND PAYMENT:

                  DELIVERY ---



                  PAYMENT ---



                  FUNDS ---

OFFICE FOR EXAMINATION OF PURCHASED SHARES:

                  ------------------------
                  ------------------------
                  ------------------------

SPECIFIED DATE PURSUANT TO SECTION 3 OF UNDERWRITING AGREEMENT:

                  ------------------------

ADDRESS FOR NOTICES TO REPRESENTATIVES PURSUANT TO SECTION 12 OF UNDERWRITING
AGREEMENT:

                  ------------------------
                  ------------------------
                  ------------------------

                                   SCHEDULE II

                                                                   NUMBER OF
NAME OF UNDERWRITER                                             PURCHASED SHARES
-------------------                                             ----------------



